Exhibit 10.10

04-00858 C1Q 244593)

AMENDED AND RESTATED

MASTER EQUITY LEASE AGREEMENT

This Amended and Restated Master Equity lease Agreement is entered into as of September 20, 2010, by and among Enterprise Fleet Management, Inc., a Missouri corporation (“EFM”). Enterprise FM Trust, a Delaware statutory trust (the “Titling Trust), and the lessee whose name and address is set forth on the signature page below (“Lessee”). As of the date hereof, the vehicles listed on Exhibit A attached hereto and incorporated herein by reference, if any, are owned by EFM and leased to Lessee hereunder by EFM and the vehicles listed on Exhibit B attached hereto and incorporated herein by reference, if any, are owned by the Tilling Trust and 1eased to Lessee hereunder by the Tilling Trust. The owner of each Vehicle which is leased under this Amended and Restated Master Equity Lease Agreement after the date hereof will be as listed on the applicable Schedule. For all purposes of this Amended and Restated Master Equity Lease Agreement {including each Schedule), the term “Lessor” shall mean whichever of EFM or the Titling Trust. as the case may be, is the owner of the applicable Vehicle. The rights and obligations of each Lessor under this Agreement are several and not joint and neither Lessor shall have any liability for or with respect to any act or omission of the other Lessor under or in respect of this Agreement.

This Amended and Restated Master Equity Lease Agreement is an amendment, restatement and continuation of, and not a novation of, that certain Master Equity Lease Agreement dated as of February 10th, 2006, by and between Enterprise RAC Company of Maryland, LLC , a Delaware limited liability company which is the successor to Enterprise Leasing Company, a Maryland corporation {the “Original Lessor”) and Lessee, as amended (as so amended, the “Existing Lease Agreement). All “Schedules· {as defined therein) under the Existing Lease Agreement shall henceforth be deemed to be Schedules under this Amended and Restated Master Equity Lease Agreement. The Titling Trust and EFM were added as additional lessors under the Existing Lease Agreement and/or were the direct or indirect assignees of the Original Lessor. Lessee hereby consents to any direct or indirect assignment of any or all of the Original Lessor’s rights, obligations and duties under the Existing Lease Agreement to the Titling Trust or EFM.

1. LEASE OF VEHICLES: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the vehicles {individually. a ·vehicle” and collectively, the “Vehicles”) described in the schedules from time to time delivered by Lessor to lessee as set forth below (“Schedule(s) for the rentals and on the terms set forth in this Agreement and in the applicable Schedule. References to this “Agreement- shall include this Amended and Restated Master Equity Lease Agreement and the various Schedules and addenda to this Amended and Restated Master Equity lease Agreement. Lessor will, on or about the date of delivery of each Vehicle to Lessee, send Lessee a Schedule covering the Vehicle, which will include, among other things, a description of the Vehicle, the lease term and the monthly rental and other payments due with respect to the Vehicle and whether EFM or the Tilling Trust is the owner of the Vehicle. The terms contained in each such Schedule will be binding on Lessee unless Lessee objects in writing to such Schedule within ten {10) days after the date of delivery of the Vehicle covered by such Schedule. Lessor is the sole legal owner of each Vehicle. This Agreement is a lease only and Lessee will have no right, title or interest in or to the Vehicles except for the use of the Vehicles as described in this Agreement. This Agreement shall be treated as a true lease for federal and applicable state income tax purposes with Lessor having all benefits of ownership of the Vehicles. It is understood and agreed that, where Lessor is the Titling Trust, EFM or an affiliate thereof {together with any subservicer, agent or successor or assign as servicer on behalf of the Titling Trust, “Servicer·) may administer this Agreement on behalf of the Titling Trust, as Lessor, and may perform the service functions herein provided to be performed by Lessor.

2. TERM: The term of this Agreement (“Term”) for each Vehicle begins on the date such Vehicle is delivered to Lessee {the “Delivery Date•) and, unless terminated earlier in accordance with the terms of this Agreement, continues for the “Lease Term” as described in the applicable Schedule.

3. RENT AND OTHER CHARGES:

(a) Lessee agrees to pay Lessor monthly rental and other payments according to the Schedules and this Agreement. The monthly payments will be in the amount listed as the “Total Monthly Rental Including Additional Services” on the applicable Schedule (with any portion of such amount identified as a charge for maintenance services under Section 4 of the applicable Schedule being payable to Lessor as agent for EFM) and will be due and payable in advance on the first day of each month. If a Vehicle is delivered to lessee on any day other than the first day of a month, monthly rental payments will begin on the first day of the next month. In addition to the monthly rental payments. Lessee agrees to pay Lessor a pro-rated rental charge for the number of days that the Delivery Date precedes the first monthly rental payment date. A portion of each monthly rental payment, being the amount designated as “Depreciation Reserve” on the applicable Schedule. will be considered as a reserve for depreciation and will be credited against the D81ivered Price of the Vehicle for purposes of computing the Book Value of the Vehicle under Section 3{c). Lessee agrees to pay Lessor the “Total Initial Charges· set forth in each Schedule on the due date of the first monthly rental payment under such Schedule. Lessee agrees to pay Lessor the “Service Charge Due at Lease Termination· set forth in each Schedule at the end of the applicable Term (whether by reason of expiration, early termination or otherwise).

(b) In the event the Term for any Vehicle ends prior to the last day of the scheduled Term, whether as a result of a default by Lessee, a Casualty Occurrence or any other reason, the rentals and management fees paid by Lessee will be recalculated in accordance with the rule of 78’s and the adjusted amount will be payable by Lessee to Lessor On the termination date.

(c) Lessee agrees to pay Lessor within thirty (30) days after the end of the Term for each Vehicle, additional rent equal to the excess, if any, of the Book Value of such Vehicle over the greater of (i) the wholesale value of such Vehicle as determined by lessor in good faith or (ii) except as provided below, twenty percent {20%) of the Delivered Price of such Vehicle as set forth in the applicable Schedule. If the Book Value of such Vehicle is less than the greater of {i) the wholesale value of such Vehicle as determined by Lessor in good faith or (ii) except as provided below. twenty percent (20%) of the Delivered Price of such Vehicle as set forth in the applicable Schedule, Lessor agrees to pay such deficiency lo Lessee as a terminal rental adjustment within thirty (30) days after the end of the applicable Term. Notwithstanding the foregoing. if {i) the Term for a Vehicle is greater than forty-eight (48) months (including any extension of the Term for such Vehicle), {ii) the mileage on a Vehicle at the end of the Term is greater than 15,000 miles per year on average (prorated on a daily basis) (i.e., if the mileage on a Vehicle with a Term of thirty-six {36) months is greater than 45,000 miles) or {iii) in the sole judgment of Lessor, a Vehicle has been subject to damage or any abnormal or excessive wear and tear. the calculations described in the two immediately preceding sentences shall be made without giving effect to clause (ii) in each such sentence. The “Book Value· of a Vehicle means the sum of (i) the “Delivered Price· of the Vehicle as set forth in the applicable Schedule minus {ii) the total Depreciation Reserve paid by Lessee to Lessor with respect to such Vehicle IID!1 {iii) all accrued and unpaid rent and/or other amounts owed by Lessee with respect lo such Vehicle.

{d) Any security deposit of Lessee will be returned to Lessee at the end of the applicable Term, except that the deposit will first be applied to any losses and/or damages suffered by Lessor as a result of Lessee’s breach of or default under this Agreement and/or to any other amounts then owed by Lessee to Lessor.

{e) Any rental payment or other amount owed by Lessee to Lessor which is not paid within twenty (20) days after its due date will accrue interest, payable on demand of Lessor. from the date due until paid in fun at a rate per annum equal to the lesser of (i) Eighteen Percent (18%) per annum or (ii) the highest rate permitted by applicable law (the “Default Rate”).

(f) U Lessee fails to pay any amount due under this Agreement or to comply with any of the covenants contained in this Agreement. Lessor, Servicer or any other agent of Lessor may, al its option. pay such amounts or perform such covenants and all sums paid or incurred by Lessor in connection therewith will be repayable by Lessee to Lessor upon demand together with interest thereon at the Default Rate.

04-00858 C1Q 244593 >

{g) Lessee’s obligations to make all payments of rent and other amounts under this Agreement are absolute and unconditional and such payments shall be made in immediately available funds without setoff, counterclaim or deduction of any kind. Lessee acknowledges and agrees that neither any Casualty Occurrence to any Vehicle nor any defect. unfitness or lack of governmental approval in, of, or with respect to. any Vehicle regardless of the cause or consequence nor any breach by EFM of any maintenance agreement between EFM and Lessee covering any Vehicle regardless of the cause or consequence will relieve Lessee-from the performance of any of its obligations under this Agreement, including, without limitation, the payment of rent and other amounts under this Agreement.

4. USE AND SURRENDER OF VEHICLES: Lessee agrees to allow only duly authorized, licensed and insured drivers to use and operate the Vehicles. Lessee agrees to comply with. and cause its drivers to comply with, all laws, statutes, rules, regulations and ordinances and the provisions of all insurance policies affecting or covering the Vehicles or their use or operation. Lessee agrees to keep the Vehicles free of all liens, charges and encumbrances. Lessee agrees that in no event will any Vehicle be used or operated for transporting hazardous substances or persons for hire. for any illegal purpose or to pull trailers that exceed the manufacturer’s trailer lowing recommendations. Lessee agrees that no Vehicle is intended to be or will be utilized as a ·school bus· as defined in the Code of Federal Regulations or any applicable stale or municipal statute or regulation. Lessee agrees not lo remove any Vehicle from the continental United States without first obtaining Lessor’s written consent. At the expiration or earlier termination of this Agreement with respect to each Vehicle, or upon demand by Lessor made pursuant to Section 14, Lessee at its risk and expense agrees to return such Vehicle to Lessor at such place and by such reasonable means as may be designated by Lessor. If for any reason Lessee fails to return any Vehicle to Lessor as and when required in accordance with this Section, Lessee agrees to pay Lessor additional rent for such Vehicle at twice the normal pro-rated daily rent Acceptance of such additional rent by Lessor will in no way limit Lessor’s remedies with respect to Lessee’s failure to return any Vehicle as required hereunder.

5. COSTS, EXPENSES, FEES AND CHARGES: Lessee agrees to pay all costs, expenses, fees, charges, fines, tickets, penalties and taxes (other than federal and state income taxes on the income of Lessor) incurred in connection with the titling, registration, delivery, purchase, sale, rental, use or operation of the Vehicles during the Term. If Lessor, Servicer or any other agent of Lessor incurs any such costs or expenses, Lessee agrees to promptly reimburse Lessor for the same.

6. LICENSE AND CHARGES: Each Vehicle will be titled and licensed in the name designated by Lessor at Lessee’s expense. Certain other charges relating to the acquisition of each Vehicle and paid or satisfied by Lessor have been capitalized in determining the monthly rental, treated as an initial charge or otherwise charged to Lessee. Such charges have been determined without reduction for trade-in, exchange allowance or other credit attributable to any Lessor owned vehicle.

7. REGISTRATION PLATES, ETC.: Lessee agrees, at its expense. to obtain in the name designated by Lessor all registration plates and other plates, permits, inspections and/or licenses required in connection with the Vehicles, except for the initial registration plates which Lessor will obtain at Lessee’s expense. The parties agree to cooperate and to furnish any and all information or documentation, which may be reasonably necessary for compliance with the provisions of this Section or any federal, state or local law. rule, regulation or ordinance. Lessee agrees that it will not permit any Vehicle to be located in a stale other than the state in which such Vehicle is then titled for any continuous period of time that would require such Vehicle to become subject to the titling and/or registration laws of such other state.

8. MAINTENANCE OF AND IMPROVEMENTS TO VEHICLES:

(a) Lessee agrees, at its expense, to (i) maintain the Vehicles in good condition, repair, maintenance and running order and in accordance with all manufacturer’s instructions and warranty requirements and all legal requirements and (ii) furnish all labor, materials, parts and other essentials required for the proper operation and maintenance of the Vehicles. Any alterations, additions, replacement parts or improvements to a Vehicle will become and remain the property of Lessor and will be returned with such Vehicle upon such Vehicle’s return pursuant to Section 4. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Lessee shall have the right to remove any additional equipment installed by Lessee on a Vehicle prior to returning such Vehicle to Lessor under Section 4. The value of such alterations, additions. replacement parts and improvements will in no instance be regarded as rent Without the prior written consent of Lessor, Lessee will not make any alterations, additions, replacement parts or improvements to any Vehicle which detract from its economic value or functional utility. Lessor will not be required to make any repairs or replacements of any nature or description with respect to any Vehicle, to maintain or repair any Vehicle or to make any expenditure whatsoever in connection with any Vehicle or this Agreement.

(b) Lessor and Lessee acknowledge and agree that if Section 4 of a Schedule (including, without limitation, any Schedule executed under the Existing Lease Agreement) includes a charge for maintenance, (i) the Vehicle(s} covered by such Schedule are subject to a separate maintenance agreement between EFM and Lessee and (ii) if the Titling Trust is the Lessor, Lessor shall have no liability or responsibility for any failure of EFM to perform any of its obligations thereunder or to pay or reimburse Lessee for its payment of any costs and expenses incurred in connection with the maintenance or repair of any such Vehicle(s).

9. SELECTION OF VEHICLES AND DISCLAIMER OF WARRANTIES:

(a) LESSEE ACCEPTANCE OF DELIVERY AND USE OF EACH VEHICLE WILL CONCLUSIVELY ESTABLISH THAT SUCH VEHICLE IS OF A SIZE, DESIGN, CAPACITY, TYPE ANO MANUFACTURE SELECTED BY LESSEE ANO THAT SUCH VEHICLE IS IN GOOO CONDITION ANO REPAIR ANO IS SATISFACTORY IN ALL RESPECTS ANO IS SUITABLE FOR LESSEE’S PURPOSE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER OF ANY VEHICLE OR AN AGENT OF A MANUFACTURER OF ANY VEHICLE.

(b) LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KINO, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. THE VEHICLES ARE LEASEO “AS IS: “WITH ALL FAULTS.” All warranties made by any supplier, vendor and/or manufacturer of a Vehicle are hereby assigned by Lessor to Lessee for the applicable Term and Lessee’s only remedy, if any, is against the supplier, vendor or manufacturer of the Vehicle.

(c} None of Lessor, Servicer or any other agent of Lessor will be liable to Lessee for any liability, claim, loss. damage (direct, incidental or consequential) or expense of any kind or nature. caused directly or indirectly, by any Vehicle or any inadequacy of any Vehicle for any purpose or any defect (latent or patent) in any Vehicle or the use or maintenance of any Vehicle or any repair, servicing or adjustment of or to any Vehicle, or any delay in providing or failure to provide any Vehicle. or any interruption or loss of service or use of any Vehicle, or any loss of business or any damage whatsoever and however caused. In addition. none of Lessor, Servicer or any other agent of Lessor will have any liability to Lessee under this Agreement or under any order authorization form executed by Lessee if Lessor is unable to locate or purchase a Vehicle ordered by Lessee or for any delay in delivery of any Vehicle ordered by Lessee.

10. RISK OF LOSS: Lessee assumes and agrees to bear the entire risk. of loss of, theft of, damage to or destruction of any Vehicle from any cause whatsoever (“Casualty Occurrence·). In the event of a Casualty Occurrence to a Vehicle, Lessee shall give Lessor prompt notice of the Casualty Occurrence and thereafter will place the applicable Vehicle in good repair, condition and working order; provided, however, that if the applicable Vehicle is determined by Lessor to be k>sl. stolen, destroyed or damaged beyond repair (a ·Totaled Vehicle·), Lessee agrees to pay Lessor no later than the date thirty (30) days after the date of the Casualty Occurrence the amounts owed under Sections 3(b) and 3(c) with respect to such Totaled Vehicle. Upon such payment, this Agreement will terminate with respect to such Totaled Vehicle.

11. INSURANCE:

(a) Lessee agrees to purchase and maintain in force during the Term, insurance policies in at least the amounts listed below covering each Vehicle, to be written by an insurance company or companies satisfactory to Lessor, insuring Lessee, Lessor and any other person or entity designated by Lessor against any damage, claim,. suit. action or liability:

04-00858 (1Q 244593)

(i) Commercial Automobile Liability Insurance (including Uninsured/Underinsured Motorist Coverage and No-Faull Protection where required by law) for the limits listed below (Note - $5,000,000 Combined Single Limit Bodily Injury and Property Damage with No Deductible is required for each Vehicle capable of transporting more than 8 passengers):

State of Vehicle Registration	Coverage
Connecticut, Massachusetts. Maine, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont	$1,000,000 Combined Single Limit Bodily Injury and Property Damage - No Deductible

Florida	$500,000 Combined Single Limit Bodily Injury and Property Damage or $100,000 Bodily Injury Per Person, $300,000 Per Occurrence and $50,000 Property Damage (100/300/50) - No Deductible

All Other States	$300.000 Combined Single Limit Bodily Injury and Property Damage or $100,000 Bodily Injury Per Person, $300,000 Per Occurrence and $50,000 Property Damage (100/300/50) - No Deductible

(iii)	Physical Damage Insurance (Collision & Comprehensive): Actual cash value of the applicable Vehicle. Maximum deductible of $500 per occurrence • Collision and $250 per occurrence - Comprehensive).

If the requirements of any governmental or regulatory agency exceed the minimums stated in this Agreement, Lessee must obtain and maintain the higher insurance requirements. Lessee agrees that each required policy of insurance will by appropriate endorsement or otherwise name Lessor and any other person or entity designated by Lessor as additional insureds and loss payees, as their respective interests may appear. Further, each such insurance policy must provide the following: (i) that the same may not be cancelled, changed or modified until after the insurer has given to Lessor, Servicer and any other person or entity designated by Lessor at least thirty (30) days prior written notice of such proposed cancellation, change or modification, (ii) that no act or default of Lessee or any other person or entity shall affect the right of Lessor, Servicer, any other agent of Lessor or any of their respective successors or assigns to recover under such policy or policies of insurance in the event of any lass of or damage to any Vehicle and (iii) that the coverage is -primary coverage for the protection of Lessee, Lessor, Servicer, any other agent of Lessor and their respective successors and assigns notwithstanding any other coverage carried by Lessee, Lessor, Servicer, any other agent of Lessor or any of their respective successors or assigns protecting against similar risks. Original certificates evidencing such coverage and naming Lessor, Servicer, any other agent of Lessor and any other person or entity designated by Lessor as additional insureds and loss payees shall be furnished to Lessor prior to the Delivery Date, and annually thereafter and/or as reasonably requested by Lessor from time to time. In the event of default, Lessee hereby appoints Lessor, Servicer and any other agent of Lessor as Lessee’s attorney-in-fact to receive payment of, to endorse all checks and other documents and to take any other actions necessary to pursue insurance claims and recover payments if Lessee fails to do so. Any expense of Lessor, Servicer or any other agent of Lessor in adjusting or collecting insurance shall be borne by Lessee.

Lessee, its drivers, servants and agents agree 10 cooperate fully with Lessor, Servicer, any other agent of Lessor and any insurance carriers in the investigation, defense and prosecution of all claims or suits arising from the use or operation of any Vehicle. If any claim is made or action commenced for death, personal injury or property damage resulting from the ownership, maintenance. use or operation of any Vehicle, Lessee will promptly notify Lessor of such action or claim and forward to Lessor a copy of every demand, notice, summons or other process received in connection with such claim or action.

(b) Notwithstanding the provisions of Section 1l(a) above: (i) if Section 4 of a Schedule includes a charge for physical damage waiver, Lessor agrees that (A) Lessee will not be required to obtain or maintain the minimum physical damage insurance (collision and comprehensive) required under Section 11(a) for the Vehicle(s) covered by such Schedule and (B) Lessor will assume the risk of physical damage {collision and comprehensive) to the Vehicle(s) covered by such Schedule; provided, however, that such physical damage waiver shall not apply to, and Lessee shall be and remain liable and responsible for, damage to a covered Vehicle caused by wear and tear or mechanical breakdown or failure, damage to or loss of any parts. accessories or components added to a covered Vehicle by Lessee without the prior written consent of Lessor and/or damage to or loss of any property and/or personal effects contained in a covered Vehicle. In the event of a Casualty Occurrence to a covered Vehicle, Lessor may, at its option, replace, rather than repair, the damaged Vehicle with an equivalent vehicle, which replacement vehicle will then constitute the vehicle for purposes of this Agreement; and (ii) if Section 4 of a Schedule includes a charge for commercial automobile liability enrollment, Lessor agrees that it will, at its expense, obtain for and on behalf of Lessee, by adding Lessee as an additional insured under a commercial automobile liability insurance policy issued by an insurance company selected by Lessor, commercial automobile liability insurance satisfying the minimum commercial automobile liability insurance required under Section ll(a) for the Vehicle(s) covered by such Schedule. Lessor may at any time during the applicable Term terminate said obligation to provide physical damage waiver and/or commercial automobile liability enrollment and cancel such physical damage waiver and/or commercial automobile liability enrollment upon giving Lessee at least ten (10) days prior written notice. Upon such cancellation, insurance in the minimum amounts as set forth in ll(a) shall be obtained and maintained by Lessee at Lessee’s expense. An adjustment will be made in monthly rental charges payable by Lessee to reflect any such change and Lessee agrees to furnish Lessor with satisfactory proof of insurance coverage within ten (10) days after mailing of the notice. In addition. Lessor may change the rates charged by Lessor under this Section 11(b) for physical damage waiver and/or commercial automobile liability enrollment upon giving Lessee at least thirty {30) days prior written notice.

12. INDEMNITY: Lessee agrees to defend and indemnify Lessor. Servicer, any other agent of Lessor and their respective successors and assigns from and against any and all losses, damages, liabilities, suits, claims, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Lessor, Servicer, any other agent of Lessor or any of their respective successors or assigns may incur by reason of Lessee’s breach or violation of, or failure to observe or perform, any term, provision or covenant of this Agreement. or as a result of any loss, damage, theft or destruction of any Vehicle or related to or arising out of or in connection with the use, operation or condition of any Vehicle. The provisions of this Section 12 shall survive any expiration or termination of this Agreement.

13. INSPECTION OF VEHICLES; ODOMETER OISCLOSURE; FINANCIAL STATEMENTS: Lessee agrees to accomplish, at its expense, all inspections of the Vehicles required by any governmental authority during the Term. Lessor, Servicer. any other agent of Lessor and any of their respective successors or assigns will have the right to inspect any Vehicle at any reasonable time(s) during the Term and for this purpose to enter into or upon any building or place where any Vehicle is located. Lessee agrees to comply with all odometer disclosure laws, rules and regulations and to provide such written and signed disclosure information on such forms and in such manner as directed by Lessor. Providing false information or failure to complete the odometer disclosure form as required by law may result in fines and/or imprisonment. Lessee hereby agrees to promptly deliver to Lessor such financial statements and other financial information regarding Lessee as Lessor may from time to time reasonably request.

04-008 58 C1Q 244 593)

14. DEFAULT; REMEDIES: The following shall constitute events of default events of Default by Lessee under this Agreement: (a) if Lessee fails to pay when due any rent or other amount due under this Agreement and any such failure shall remain unremedied for ten (10) days: (b) if Lessee fails to perform, keep or observe any term. provision or covenant contained in Section 11 of this Agreement: (c) if Lessee fails to perform, keep or observe any other term. provision or covenant contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after written notice thereof is given by Lessor. Servicer or any other agent of Lessor to lessee: (d) any seizure or confiscation of any Vehicle or any other act (other than a Casualty Occurrence) otherwise rendering any Vehicle unsuitable for use (as determined by Lessor); (e) if any present or future guaranty in favor of Lessor of all or any portion of the obligations of Lessee under this Agreement shall al any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any such guaranty shall be contested or denied by any guarantor. or if any guarantor shall deny that it, he or she has any further liability or obligation under any such guaranty or if any guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in any such guaranty; (f) the occurrence of a material adverse change in the financial condition or business of Lessee or any guarantor: or (g) if Lessee or any guarantor is in default under or fails to comply with any other present or future agreement with or in favor of lessor, The Crawford Group, Inc. or any direct or indirect subsidiary of The Crawford Group, Inc. For purposes of this Section 14, the term guarantor” shall mean any present or future guarantor of all or any portion of the obligations of Lessee under this Agreement.

Upon the occurrence of any Event of Default. Lessor. without notice to Lessee, will have the right to exercise concurrently or separately (and without any election of remedies being deemed made), the following remedies: (a) Lessor may demand and receive immediate possession of any or all of the Vehicles from Lessee, without releasing Lessee from its obligations under this Agreement; if Lessee fails to surrender possession of the Vehicles to Lessor on default (or termination or expiration of the Term}, Lessor. Servicer, any other agent of Lessor and any of their respective independent contractors shall have the right to enter upon any premises where the Vehicles may be located and to remove and repossess the Vehicles; (b} Lessor may enforce performance by Lessee of its obligations under this Agreement; (c) Lessor may recover damages and expenses sustained by Lessor, Servicer, any other agent of Lessor or any of their respective successors or assigns by reason of Lessee’s default including, to the extent permitted by applicable law, all costs and expenses, including court costs and reasonable attorneys’ fees and expenses, incurred by Lessor, Servicer, any other agent of Lessor or any of their respective successors or assigns in attempting or effecting enforcement of Lessor’s rights under this Agreement (whether or not litigation is commenced} and/or in connection with bankruptcy or insolvency proceedings; (d) upon written notice to Lessee, Lessor may terminate Lessee’s rights under this Agreement; (e) with respect to each Vehicle, Lessor may recover from Lessee all amounts owed by Lessee under Sections J(b) and J(c) of this Agreement (and, if Lessor does not recover possession of a Vehicle, (i} the estimated wholesale value of such Vehicle for purposes of Section 3(c} shall be deemed to be $0.00 and (ii} the calculations described in the first two sentences of Section 3(c} shall be made without giving effect to clause (ii) in each such sentence): and/or (f) lessor may exercise any other right or remedy which may be available to Lessor under the Uniform Commercial Code, any other applicable law or in equity. A termination of this Agreement shall occur only upon written notice by Lessor to Lessee. Any termination shall not affect Lessee’s obligation to pay all amounts due for periods prior to the effective date of such termination or Lessee’s obligation to pay any indemnities under this Agreement. All remedies of Lessor under this Agreement or at law or in equity are cumulative.

15. ASSIGNMENTS: Lessor may from time to time assign, pledge or transfer this Agreement and/or any or all of its rights and obligations under this Agreement to any person or entity. Lessee agrees, upon notice of any such assignment, pledge or transfer of any amounts due or to become due to Lessor under this Agreement lo pay all such amounts to such assignee, pledgee or transferee. Any such assignee, pledgee or transferee of any rights or obligations of Lessor under this Agreement will have all of the rights and obligations that have been assigned to it. Lessee’s rights and interest in and to the Vehicles are and will continue at all times to be subject and subordinate in all respects to any assignment, pledge or transfer now or hereafter executed by Lessor with or in favor of any such assignee. pledgee or transferee, provided that Lessee shall have the right of quiet enjoyment of the Vehicles so long as no Event of Default under this Agreement has occurred and is continuing. Lessee acknowledges and agrees that the rights of any assignee, pledgee or transferee in and to any amounts payable by the Lessee under any provisions of this Agreement shall be absolute and unconditional and shall not be subject to any abatement whatsoever, or to any defense, setoff, counterclaim or recoupment whatsoever, whether by reason of any damage to or loss or destruction of any Vehicle or by reason of any defect in or failure of title of the Lessor or interruption from whatsoever cause in the use, operation or possession of any Vehicle, or by reason of any indebtedness or liability howsoever and whenever arising of the Lessor or any of its affiliates to the Lessee or to any other person or entity, or for any other reason.

Without the prior written consent of Lessor, Lessee may not assign, sublease, transfer or pledge this Agreement, any Vehicle, or any interest in this Agreement or in and to any Vehicle. or permit its rights under this Agreement or any Vehicle to be subject to any lien, charge or encumbrance. Lessee’s interest in this Agreement is not assignable and cannot be assigned or transferred by operation of law. Lessee will not transfer or relinquish possession of any Vehicle (except for the sole purpose of repair or service of such Vehicle) without the prior written consent of lessor.

16. MISCELLANEOUS: This Agreement contains the entire understanding of the parties. This Agreement may only be amended or modified by an instrument in writing executed by each party. Lessor shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by Lessor and then only to the extent therein set forth. A waiver by Lessor of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy, which Lessor would otherwise have on any future occasion. If any term or provision of this Agreement or any application of any such term or provision is invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision will not be affected thereby. Giving of an notices under this Agreement will be sufficient if mailed by certified mail to a party at its address set forth below or at such other address as such party may provide in writing from time to time. Any such notice mailed to such address will be effective one (1) day after deposit in the United States mail, duly addressed, with certified mail, postage prepaid. Lessee will promptly notify Lessor of any change in Lessee’s address. This Agreement may be executed in multiple counterparts (including facsimile and pdf counterparts), but the counterpart marked. ORIGINAL- by Lessor will be the original lease for purposes of applicable law. All of the representations, warranties, covenants, agreements and obligations of each Lessee under this Agreement (if more than one) are joint and several.

17. SUCCESSORS AND ASSIGNS; GOVERNING LAW: Subject to the provisions of Section 15, this Agreement will be binding upon Lessee and its heirs. executors, personal representatives, successors and assigns, and will inure to the benefit of Lessor, Servicer. any other agent of Lessor and their respective successors and assigns. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Missouri (determined without reference to conflict of law principles}.

18. NON-PETITION: Each party hereto hereby covenants end agrees that, prior to the date which is one year and one day after payment in full of all indebtedness of the Tilling Trust, ii shall not institute against, or join any other person in instituting against. the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United Slates or any state of the United States. The provisions of this Section 18 shall survive termination of this Master Equity Lease Agreement.

04-00858 C1Q 244593 >

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Master Equity Lease Agreement as of the day and year first above written.

LESSEE:		LESSOR:

Bowman Consulting Group LTO		ENTERPRISE FLEET MANAGEMENT, INC.

/S/		/S/ .,

Address: 3863 Centerview Drive		Address:
______________________________________
______________________________________

Chantilly, VA 20151		Date Signed: 1
Date Signed

ENTERPRISE FM TRUST

	BY:	ENTERPRISE FLEET MANAGEMENT, INC., ils attorney in fact

/S/ .,

Address:

Date Signed: 9/20 , 2010